UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2006

FCStone Group, Inc.

(Exact name of registrant as specified in its charter)

Iowa	000-51099	42-1091210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2829 Westown Parkway, West Des Moines, IA 50266

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (515) 223-3756

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2006, FGDI, L.L.C., a majority-owned subsidiary of FCStone Group, Inc. (the “Company”), entered into a Second Amendment to Revolving Credit, Term Loan and Security Agreement and Related Documents (the “Second Amendment) with CoBANK ACB, to its original credit agreement with CoBANK, dated May 28, 2006. The primary effect of the Second Amendment, which was effective as of November 27, 2006, was to increase the maximum amount that can be outstanding under the credit agreement from $68 million to $88 million in the event the Company provides an additional $2 million in equity or subordinated debt to FDGI. The Second Amendment also increased the interest rates payable under the credit agreement by 0.25% during the period that the maximum outstanding amount is $88 million.

On November 27, 2006, the Company provided an additional $2 million of subordinated debt to FGDI.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
Exhibit 10	Second Amendment to Revolving Credit, Term Loan and Security Agreement and Related Documents.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FCSTONE GROUP, INC.
Dated: December 5, 2006
	By:	/s/ Robert V. Johnson
Robert V. Johnson
Executive Vice President and Chief Financial Officer

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